Date: June 2, 2026Via EmailSecurities andExchange Commission450 Fifth Street,N.W.Washington, D.C.20549Re: SamariumGroup Corporation.- Offering Statementon Form 1-ALadies and Gentlemen:IhavebeenrequestedbySamariumGroupCorporation,aWyomingcorporation(the"Company"),tofurnishyouwithmyopinionastothemattershereinaftersetforthinconnectionwiththeabove-captionedofferingstatement(the"OfferingStatement")coveringanaggregateof20,000,000sharesofferedonbehalf of the Company(the “Shares”).Inconnection withthisopinion,IhaveexaminedtheOfferingStatementandtheCompany'sCertificateofIncorporation andBy-laws (eachasamended todate), copiesoftherecords ofcorporate proceedingsoftheCompany,andsuchotherdocumentsasIhavedeemednecessarytoenablemetorendertheopinionhereinafter expressed.TheOfferingStatementrelatestotheproposedofferandsaleofupto20,000,000sharesoftheCompany'scommon stock,par value$0.001 pershare (the"Shares"). TheShares consistof: (i) 18,000,000shares ofcommonstocktobenewlyissuedandsoldbytheCompany(the"PrimaryShares");and(ii)2,000,000sharesofcommonstockcurrentlyissuedandoutstanding,tobeofferedandsoldbythesellingshareholdernamedintheOfferingStatement(the"SecondaryShares").Thisopinionletterisbeingdeliveredinaccordance withthe requirements of Item 17(12) of Part III of Form 1-A.In connectionwith renderingthis opinion,we have examinedoriginals, or certified,conformed, orreproduction copies, of the following documents:1.TheCertificateof Incorporationof theCompanyfiledin Delaware,theArticlesof DomesticationfiledwiththeWyomingSecretaryofState,andallamendmentsthereto(the"ArticlesofIncorporation");2.The Bylaws ofthe Company,as currently ineffect;3.Certain writtenconsents and resolutionsadopted by the Boardof Directors andshareholders ofShawukiG. Hilton,Esq. –Attorneyat Law100 S.AshleyRd., Suite600Tampa,FL 33602p: (813)955-2631e: shawuki@thehiltonlawfirm.com

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the Company relating to, among other things, the authorization and issuance of the PrimaryShares and thesecondary saleof the SecondaryShares;4.The Offering Statementand the OfferingCircular containedtherein; and5.Such other corporaterecords, agreements,instruments, anddocuments aswe have deemedrelevant or necessary as the basis for the opinions hereinafter expressed.Inallsuchexaminations, wehaveassumed thegenuineness ofallsignatures onoriginaldocuments, theauthenticityofalldocumentssubmittedtousasoriginals,theconformitytooriginaldocumentsofallcopiessubmittedtousascertified,conformed,orreproductioncopies,andthelegalcapacityofallnaturalpersonsexecutingsuchdocuments.Astovariousquestionsoffactrelevanttothisopinion,wehavereliedupon,andassumedtheaccuracyof,certificatesandoralorwrittenstatementsofpublicofficialsandofficersandrepresentativesoftheCompany.WehavefurtherassumedthattheCompanywillreceivetheconsideration forthe Primary Sharesset forth in the OfferingStatement.Based upon andsubject to theforegoing, I amof the opinionthat:(1)thePrimaryShares,uponissuanceinaccordancewiththetermsoftheOfferingStatementandpaymentof the consideration therefor set forth therein,will be duly authorized, legally issued,fully paid and non-assessable sharesof the Company'scommon stock;and(2)theSecondarySharesofferedforresalepursuanttotheOfferingStatementarelegallyissued,fullypaid and non-assessableshares of the Company'scommon stock.Irender noopinion astothelaws ofany jurisdictionother thantheState ofWyoming. Ihereby consenttotheuseofthisopinion asanexhibit totheOffering Statementandtothereference tomyname underthecaption"LegalMatters"intheOfferingStatementandintheofferingcircularincludedintheOfferingStatement.Very truly yours,/s/ Shawuki G.HiltonShawuki G. Hilton,Esq.Florida Bar No.0120751Founding & ManagingAttorney TheHilton Law Firm,PLLCShawukiG. Hilton,Esq. –Attorneyat Law100 S.AshleyRd., Suite600Tampa,FL 33602p: (813)955-2631e: shawuki@thehiltonlawfirm.com

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